SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

NORTHEAST COMMUNITY BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 19, 2022

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NorthEast Community Bancorp, Inc. (the “Company”). The Annual Meeting will be conducted solely online via live webcast on Thursday, May 26, 2022 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of S.R. Snodgrass, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or via telephone or to complete and mail a proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Sincerely,

Kenneth A. Martinek
Chairman and Chief Executive Officer

325 Hamilton Avenue

White Plains, New York 10601

(914) 684-2500

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Thursday, May 26, 2022

PLACE	The Annual Meeting will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically by entering the control number on your proxy card, and submit your questions during the meeting by visiting: https://www.cstproxy.com/necb/2022 at the date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

ITEMS OF BUSINESS	(1) To elect three directors to serve for a term of three years;

(2) To ratify the selection of S.R. Snodgrass, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

(3) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 6, 2022.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares online or via telephone or by completing and returning a proxy card or voting instruction card. Voting instructions are printed on the notice of internet availability of proxy materials sent to you and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Anne Stevenson-DeBlasi
Corporate Secretary

White Plains, New York

April 19, 2022

Note:	Whether or not you plan to attend the annual meeting, please vote online or via telephone or by marking, signing, dating and promptly returning a proxy card.

NORTHEAST COMMUNITY BANCORP, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of NorthEast Community Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for NorthEast Community Bank (the “Bank”). The Annual Meeting will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically by entering the control number on your proxy card, and submit your questions during the meeting by visiting: https://www.cstproxy.com/necb/2022 at the date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

This proxy statement and the Company’s annual report to stockholders for the year ended December 31, 2021 are available online at www.proxyvote.com.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock if the records of the Company show that you held your shares as of the close of business on April 6, 2022. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on April 6, 2022, 16,377,936 shares of Company common stock were outstanding and entitled to vote. Each share of common stock has one vote. The Company’s articles of incorporation generally provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. However, a majority of the Company’s disinterested directors may approve a stockholder acquiring and voting in excess of 10% of the Company’s outstanding shares before the stockholder acquires any shares in excess of the 10% limit.

The Company and the Bank have entered into a written agreement with The Stilwell Group with respect to the voting of their shares of Company common stock. For more information regarding this agreement, see “Stockholder Agreement” below.

Advance Voting Methods

Even if you plan to attend the virtual annual meeting, please vote in advance of the meeting using any one of the following advance voting methods (see page 3 for additional details).

•	Visit the website listed on your proxy card/voting instruction form to vote VIA THE INTERNET;

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•	Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE; or

•	If you received a paper proxy card or voting instruction form, complete, sign, date and return the proxy card or voting instruction form in the enclosed envelope BY MAIL.

Attending and Voting at the Meeting

You will be able to attend the Annual Meeting via live audio webcast by visiting the Company’s virtual meeting website at https://www.cstproxy.com/necb/2022 on Thursday, May 26, 2022, at 9:00 a.m. Eastern time. Upon visiting the meeting website, you will be prompted to enter your 16-digit Control Number provided to you on your proxy card. Your unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website. Further instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting via live webcast, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is four. In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In voting on the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.

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Effect of Not Casting Your Vote

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1).

Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date, and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director; and

•	“FOR” the ratification of the appointment of S.R. Snodgrass, P.C. as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares online. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the virtual annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

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Participants in the Bank’s ESOP and 401(k) Plan

If you are a participant in the NorthEast Community Bank Employee Stock Ownership Plan (the “ESOP”) or hold shares of Company common stock through the NorthEast Community Bank 401(k) Retirement Savings Plan (the “401(k) Plan”), you will receive a voting instruction form from each plan that reflects all shares you may vote under these plans.

All shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Company common stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees as directed by the ESOP Committee consisting of all of the outside directors of the Board of Directors of the Company.

Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Company common stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion on each of the proposals as the shares held by participants in the 401(k) Plan voted for and against (or withheld) on each proposal for which voting instructions were timely received.

The deadline for returning your voting instruction forms to the trustees of the ESOP and 401(k) Plan is May 19, 2022.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain of its activities including, but not limited to: (1) the duties and responsibilities of each director; (2) the composition, duties and responsibilities and operation of the Board of Directors; (3) the selection of the Company’s Chairman and Chief Executive Officer; (4) the establishment and operation of Board committees; (5) succession planning; (6) convening executive sessions of independent directors; (7) the Board of Directors’ interaction with management and third parties; (8) the distribution of Board materials in advance of meetings; (9) the review of director compensation; (10) the evaluation of the performance of the Board of Directors and of the Chief Executive Officer; and (11) the orientation of new directors and continuing education.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors, executive officers, and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

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As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Board Leadership Structure

Currently, Kenneth A. Martinek serves as our Chairman of the Board and as our Chief Executive Officer. Our board of directors believes that potential efficiencies result from having the Chief Executive Officer also serve in the role of Chairman of the Board, as the director most familiar with our current business operations and industry, is therefore best able to identify the strategic priorities to be discussed by the board of directors. The Chairman of the Board has no greater nor lesser vote on matters considered by the board than any other director, and the Chairman does not vote on any related party transaction. All of our directors, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve in the best interests of the stockholders.

Board’s Role in Risk Oversight

A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The full board of directors’ involvement in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for us. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders. The Nominating/Corporate Governance Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest and also is responsible for review and oversight of our environmental, social and governance policies and activities.

Meetings and Committees of the Board of Directors

NorthEast Community Bancorp and NorthEast Community Bank conduct business through meetings of their boards of directors and their committees. NorthEast Community Bancorp’s board of directors held 5 regular meetings and one special meeting during the fiscal year ended December 31, 2021, and NorthEast Community Bank’s board of directors held 13 regular meetings and one special meeting during the fiscal year ended December 31, 2021. No director attended fewer than 100% of the total meetings of the board of directors of NorthEast Community Bancorp and the committees on which such director served during the fiscal year ended December 31, 2021.

The following table identifies our standing committees and their members as of April 6, 2022. All members of the Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

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Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
Diane B. Cavanaugh		X*	X
Charles M. Cirillo	X*
Eugene M. Magier	X		X
John F. McKenzie	X	X
Kevin P. O’Malley		X
Kenneth H. Thomas			X*
Number of Meetings in Fiscal 2021	6	3	1

*     Denotes Chair of Committee

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The board of directors has determined that Charles M. Cirillo is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Mr. Cirillo is independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on NorthEast Community Bancorp’s website (www.necb.com).

The report of the Audit Committee appears in this proxy statement under the heading “Proposal 2 —Ratification of Independent Registered Public Accounting Firm—Audit Committee Report.”

Compensation Committee. The Compensation Committee approves our compensation objectives and establishes the compensation for the Chief Executive Officer and other executives. Our Chief Executive Officer makes recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for other executives. Those recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The Compensation Committee reviews all compensation components for our Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentives, long-term incentives, and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full board of directors. The Compensation Committee also assists the board of directors in evaluating potential candidates for executive positions.

The Compensation Committee acts under a written charter, a copy of which is available on NorthEast Community Bancorp’s website (www.necb.com).

Nominating and Corporate Governance Committee. The Nominating/Corporate Governance Committee is responsible for the annual selection of the board of directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to NorthEast Community Bancorp’s corporate governance policy, and reviewing the Company’s strategies and polices regarding environmental, social and governance matters. The Nominating/Corporate Governance Committee also considers and recommends the nominees for director to stand for election at our annual meeting of stockholders. When identifying nominees to serve as director, the Nominating/Corporate Governance Committee seeks to create a board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. The Nominating/Corporate Governance Committee acts under a written charter, a copy of which is available on NorthEast Community Bancorp’s website (www.necb.com).

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Minimum Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the stockholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board.

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Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation for a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors serving on the Board of Directors at the time of the annual meeting attended the virtual annual meeting of stockholders of NorthEast Community Bancorp, Inc., the predecessor company of the Company, in 2021.

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Proposal 1 — Election of Directors

The board of directors of NorthEast Community Bancorp is presently composed of nine members, all of whom are independent under the current listing standards of the Nasdaq Stock Market, except for Kenneth A. Martinek, who is the Chairman and Chief Executive Officer of the Company and the Bank; Jose Collazo, the President and Chief Operating Officer of the Company and the Bank; and Charles Martinek, Senior Vice President and Chief Compliance Officer of the Bank.

In determining the independence of its directors, the Board reviews and considers transactions, relationships or arrangements between the Company, the Bank and its directors, including those reported under “Transactions with Related Persons” as well as those that are not required to be disclosed in this proxy statement under that heading. The purpose of the review is to determine whether any such or transactions were inconsistent with a determination that the director is independent. As part of its review of director independence, the Board reviewed the purchase of securities by NorthEast Community Bank in The Community Development Fund (“CDF”), a registered bond fund which is managed by Community Development Fund Advisors, LLC, an entity for which Kenneth H. Thomas serves as Chief Executive Officer, as well as considered the services provided by Mr. Thomas’ company, K. H. Thomas Associates, LLC, to NorthEast Community Bank relating to branching and Community Reinvestment Act matters. Investment in the CDF enables NorthEast Community Bank to satisfy its Community Reinvestment Act lending obligations in the Commonwealth of Massachusetts through investment in securities where the underlying loans are low- to moderate – income loans in areas surrounding the Bank’s Massachusetts office locations, which loans are selected by an independent sub-advisor to the CDF. As a result of its review of any of relationships, arrangements, or transactions with directors of the Company, the Board affirmatively determined that all of the Company’s directors are independent, except for Mr. Kenneth Martinek, Mr. Collazo and Mr. Charles Martinek, as is noted above.

The board of directors is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. At the annual meeting, stockholders will elect three directors to each serve a term of three years. The nominees for election to serve a three-year term are Charles M. Cirillo, Eugene M. Magier and Kenneth A. Martinek. Each of the nominees is a current director of NorthEast Community Bancorp and NorthEast Community Bank.

Unless you indicate on your proxy card that your shares should not be voted for certain directors, the board of directors intends that the proxies solicited by it will be voted for the election of all of the board’s nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the board of directors. Alternatively, the board of directors may adopt a resolution to reduce the size of the board. At this time, the board of directors knows of no reason why any nominee might be unable to serve.

Board Diversity. Our Board values diversity and seeks to include directors with a broad range of backgrounds, professional experience, perspectives, and skills. In compliance with Nasdaq Listing Rules, the following chart shows the diversity of the Board:

Board Diversity Matrix (as of April 6, 2022)
	Female		Male
Total Number of Directors		9
Part I: Gender Identity
Directors	1		8
Part II: Demographic Background
Hispanic or Latinx			1
White	1		7

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The board of directors recommends that you vote “FOR” the election of all nominees.

Information regarding the nominees and the directors of NorthEast Community Bancorp continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2021 and the indicated period of service as a director includes service as a director of NorthEast Community Bank. Based on their respective experiences, qualifications, attributes, and skills set forth below, the board of directors determined that each current director and nominee should serve as a director.

Nominees for Election of Directors:

Nominees for a Three-Year Term:

Charles M. Cirillo is a certified public accountant and is a partner in the accounting firm Cirillo & Cirillo, Certified Public Accountants PLLC. Age 56. Director since 2018.

Mr. Cirillo’s accounting and business experience provides the board of directors with valuable insight and expertise with regard to various financial and accounting matters affecting us.

Eugene M. Magier is an attorney and has been President of the Law Offices of Eugene M. Magier, P.C. since 1994. Mr. Magier is a licensed Massachusetts Real Estate Broker and has managed residential and commercial real estate. Prior to starting his own law firm, Mr. Magier served as Legal Counsel for CVS Corporation. Age 60. Director since 2012.

Mr. Magier’s experience and background as an attorney specializing in commercial real estate, acquisitions, workouts and contracts provides the board with valuable knowledge and expertise directly related to the segments of the lending business in which we operate

Kenneth A. Martinek has served as Chairman of the Board and Chief Executive Officer of NorthEast Community Bancorp since its formation in 2006 and previously also served as President of the Company from 2006 until January 2013. He has served with NorthEast Community Bank since 1976 and has been the Chief Executive Officer of NorthEast Community Bank since 1991 and was the President of the Bank from 1991 until January 2013. Mr. Martinek was first elected as a director of NorthEast Community Bank in 1983 and was appointed Chairman of the Board in 2002. Mr. Martinek’s brother, Charles A. Martinek, also serves on the board of directors. Age 69.

Since becoming Chief Executive Officer of NorthEast Community Bank in 1991, Mr. Martinek has successfully completed the Company’s minority stock offering in 2006 and the Company’s 2021 second step conversion and public offering, in both cases navigating the issues facing a public company in the banking sector. Mr. Martinek’s knowledge of all aspects of the business of the Company and the Bank and its history, combined with his success and strategic vision, position him well to continue to serve as our Chairman and Chief Executive Officer.

Directors Continuing in Office:

The following directors have terms ending in 2023:

Jose M. Collazo has served as President of NorthEast Community Bancorp and NorthEast Community Bank since January 2013 and Chief Operating Officer of NorthEast Community Bancorp and NorthEast Community Bank since February 2012. Mr. Collazo served as Senior Vice President and Chief Information Officer from 2002 until February 2012. Mr. Collazo joined NorthEast Community Bank in January 1986. Age 55. Director since 2013.

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Mr. Collazo’s extensive knowledge of NorthEast Community Bank’s and NorthEast Community Bancorp’s business and history, combined with his strategic vision, position him well to continue to serve as our director, President and Chief Operating Officer.

John F. McKenzie is a retired insurance executive. Prior to his retirement in early 2008, Mr. McKenzie was the owner of an insurance agency in Orange, Connecticut, providing multiline personal and commercial insurance products. Age 78. Director since November 2006.

Mr. McKenzie provides the board with significant management, strategic and operational knowledge through his previous experience as owner of an insurance agency.

Kevin P. O’Malley is an attorney and is president of the Kevin P. O’Malley, P.C., a law firm located in Tappan, New York. Age 76. Director since 2016.

Mr. O’Malley is a critical member of the board of directors and has knowledge and expertise in construction financing, which is our primary lending focus. As a practicing attorney, Mr. O’Malley also provides knowledge and expertise directly related to the high absorption, homogenous communities in which we operate.

The following directors have terms ending in 2024:

Diane B. Cavanaugh has served as a Principal Appellate Court Attorney for the First Judicial Department of the Appellate Division of the New York State Supreme Court since February 2019. Ms. Cavanaugh was an attorney with Lyons McGovern, LLP from January 2010 to January 2019. Age 65. Director since 1992.

Ms. Cavanaugh’s years of practicing law in the New York area enable her to provide the board with the legal knowledge necessary to assess issues facing the Company and the Bank effectively.

Charles A. Martinek has served as Senior Vice President and Chief Compliance Officer of NorthEast Community Bank since September 2013. Prior to that time, Mr. Martinek served as Internal Loan Review and Community Reinvestment Officer of NorthEast Community Bank since May 2007, commercial loan officer with NorthEast Community Bank since 2001, and as an assistant vice president since 2002. Before serving with NorthEast Community Bank, Mr. Martinek was a quality control analyst with C. Cowles & Co. Mr. Martinek is also the owner of Martinek Investment Properties, LLC. Mr. Martinek’s brother, Kenneth Martinek, also serves on the Board of Directors. Age 60. Director since 2002.

Mr. Martinek’s commercial loan and compliance experience is crucial to the ability of the board of directors to comprehend and understand the complex compliance issues in the banking industry.

Kenneth H. Thomas has been an independent bank analyst and consultant since 1969 and has been President of K. H. Thomas Associates, LLC since 1975. Dr. Thomas is also a registered investment advisor and Chief Executive Officer of Community Development Fund Advisors, LLC. Dr. Thomas holds a Ph.D. in Finance from the Wharton School and has written extensively on the Community Reinvestment Act of 1977. Age 74. Director since 2001.

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As an independent bank analyst for more than 40 years, Dr. Thomas offers the board essential industry experience and knowledge, particularly with respect to branching and Community Reinvestment matters.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed S.R. Snodgrass, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to ratification by stockholders. A representative of S.R. Snodgrass, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by stockholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of S.R. Snodgrass as the Company’s independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2021 and 2020 for services provided by S.R. Snodgrass, P.C. and BDO USA LP, respectively.

	2021	2020
Audit Fees (1)	$199,772	$174,319
Audit-Related Fees (2)	199,978	--
Tax Fees (3)	35,094	23,539
All Other Fees	154,314	--

(1)	Includes audit fees for professional service rendered for the audit of the Company’s financial statements and review of the financial statements included in the Company’s quarterly reports.

(2)	Includes audit-related fees associated with the Company’s second step conversion offering, which was completed in July 2021.

(3)	Includes tax service fees related to tax compliance for the preparation of original tax returns.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

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Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the year ended December 31, 2021, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

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In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Audit Committee of the Board of Directors of NorthEast Community Bancorp, Inc.

Charles M. Cirillo

Eugene M. Magier

John F. McKenzie

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Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer of NorthEast Community Bancorp for the most recently completed fiscal year and our next two most highly compensated executive officers whose total compensation for the year ended December 31, 2021 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compen- sation ($)(2)	Total ($)
Kenneth A. Martinek	2021	505,000	158,000	—	112,209	775,210
Chairman and Chief Executive Officer	2020	400,400	166,500	—	21,590	588,490

Jose M. Collazo	2021	325,000	128,000	—	84,026	537,776
President and Chief Operating Officer	2020	312,000	135,000	—	32,419	479,419

Donald S. Hom	2021	275,000	104,000	—	78,376	459,776
Executive Vice President and Chief Financial Officer	2020	245,000	109,600	—	17,371	371,971

(1)	Represents a discretionary bonus based on past practices and the financial performance of NorthEast Community Bank during each of the fiscal years ended December 31, 2021 and 2020. For the 2022 fiscal year, the Company has implemented a performance based short term incentive plan for the named executive officers.

(2)	Details of the amounts reported in “All Other Compensation” or fiscal 2021 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Martinek	Mr. Collazo	Mr. Hom
Unused Vacation Pay	—	—	16,019
Employee stock ownership plan allocations	106,269	71,146	54,557
Automobile Allowance	—	12,000	7,800
Life Insurance (Imputed Income)	5,940	880	—

Annual Incentives. During 2021, the Bank awarded discretionary bonuses to the named executive officers at levels consistent with past practice over the prior three fiscal years and in accordance with the financial performance of Northeast Community Bank.

Employment Agreements with Named Executive Officers. In 2021, we entered into employment agreements with Messrs. Martinek and Collazo that replace their prior employments agreement in their entirety. The employment agreements provide for a 36-month term. The term of the employment agreements will extend for an additional 12 months on each anniversary of the effective date of the agreements, unless the boards of directors of NorthEast Community Bancorp, Inc., NorthEast Community Bank or Messrs. Martinek or Collazo, respectively, decide not to extend the term. Current base salaries under the employment agreements for Messrs. Martinek and Collazo are $525,000 and $400,000, respectively. The Compensation Committee of the NorthEast Community Bank board of directors annually reviews the executives’ base salaries. In addition to base salary, the agreements provide that the executives will be eligible to participate in short-term and long-term incentive compensation, determined and payable at the discretion of the Compensation Committee of the NorthEast Community Bank board of directors. The executives will also be entitled to continue participation in any fringe benefit arrangements in which he was participating on the effective date of the employment agreement. In addition, the agreements provide for reimbursement of reasonable travel and other business expenses incurred in connection with the performance of the executive’s duties.

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If the executive’s employment is terminated by NorthEast Community Bancorp, Inc. and NorthEast Community Bank during the term of the agreement, without cause, including a resignation for good reason (as defined in the agreement), but excluding termination for cause or due to death, disability, retirement or following a change in control, the executive would be entitled to a payment equal to a three times the sum of: (i) his annual base salary plus (ii) his target annual bonus in effect on the termination date. The severance payment will be paid to the executive as salary continuation in substantially equal installments over the 36-month period in accordance with NorthEast Community Bank’s customary payroll practices, subject to the receipt of a signed release of claims from the executive within the time frame set forth in the agreement. Assuming the executives elect continued medical and dental coverage under COBRA, NorthEast Community Bank will reimburse the executives in an after-tax amount equal to the monthly COBRA premium paid by the executive for such coverage, less the active employee premium for such coverage. Each executive will be eligible to receive said reimbursement for the earlier of: the date the executive is no longer eligible for COBRA, the period of time used to calculate the severance payments, or the date in which the executive becomes eligible to receive substantially similar coverage from another employer. In addition, each executive would receive any unpaid annual bonus for the completed fiscal year and, to the extent there are any outstanding equity plan awards made to the executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.

If the executive’s employment is terminated during the term of the agreement by NorthEast Community Bancorp, Inc. and NorthEast Community Bank without cause, including a resignation for good reason (as defined in the agreements), within 24 months after a change in control (as also defined in the agreements), each executive would be entitled to a payment equal to a multiple of three times of the sum of: (i) his annual base salary (or his base salary in effect immediately before the change in control, if higher) plus (ii) his annual target bonus (or his target bonus in effect immediately before the change in control, if higher). The severance payment will be paid to the executive within 60 days of the termination date in a single lump sum payment. The payment will also include a sum equal to three times his prior year bonus in a lump sum on the date on which the bonus would have been paid to executive but for executive’s termination of employment. In addition, each executive will receive a lump sum payment equal to the cost of providing continued medical and dental coverage for 36 months following termination less the active employee charge for such coverage in effect on the termination date. Further, to the extent there are any outstanding equity plan awards made to executives, the treatment of such awards upon termination would be determined in accordance with the terms of the applicable equity plan and award agreements.

For purposes of the executive’s ability to resign and receive a payment under the agreement, “good reason” would include the occurrence of any of the following events: (i) a material reduction in the executive’s base salary, except for reductions proportionate with similar reductions to all other employees; (ii) a material adverse change in executive’s position that results in a demotion in the executive’s status within NorthEast Community Bancorp, Inc. and NorthEast Community Bank; (iii) a change in the primary location at which the executive is required to perform the duties of his employment with NorthEast Community Bancorp, Inc. and NorthEast Community Bank to a location that is more than 30 miles from the location of NorthEast Community Bank’s headquarters as of the date of the agreement; or (iv) a material breach by NorthEast Community Bancorp, Inc. and NorthEast Community Bank of any written agreement between the executive, on the one hand, and any of NorthEast Community Bancorp, Inc. and NorthEast Community Bank or any other affiliate of NorthEast Community Bancorp, Inc., on the other hand, unless arising from the executive’s inability to materially perform his duties contemplated hereunder.

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The employment agreements provide for a “best net benefits” approach in the event that severance benefits under the agreements or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The best net benefits approach reduces an executive’s payments and benefits to avoid triggering the excise tax if the reduction would result in a greater after-tax amount to the executive officer compared to the amount the executive officer would receive net of the excise tax if no reduction were made.

Under the employment agreements, if the executive is terminated due to disability, the employment agreement will terminate and the executive will receive an amount equal to one times the sum of his base salary and target bonus in effect on the termination date less the amount expected to be paid to executive under the NorthEast Community Bank long-term disability plan, payable as salary continuation in substantially equal installments over a twelve-month period. For these purposes, disability will occur on the date on which the insurer or administrator of NorthEast Community Bank’s long-term disability insurance determines that executive is eligible to commence benefits under such insurance. If the executive dies while employed, the employers will pay to his designated beneficiary an amount equal to one times the sum of the executive’s base salary and target bonus in effect on the termination date.

Upon retirement of an executive, the executive will be entitled to benefits under any retirement plans to which he is a party but shall not be entitled to any amount or benefits under the employment agreement.

The employment agreements provide that, except in the event of a change in control or involuntary termination of employment for reasons other than cause, the executives are each subject to a one-year non-compete in the event their employment is terminated. The employment agreements further require that the executives not solicit business, customers or employees of NorthEast Community Bancorp, Inc. and NorthEast Community Bank for a 12-month period following termination (other than a termination of employment following a change in control) and require the executives to maintain confidential information.

NorthEast Community Bank will pay or reimburse the executives for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreement if the executive is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that NorthEast Community Bancorp, Inc. and NorthEast Community Bank will indemnify the executives to the fullest extent legally allowable.

To the extent that a payment is made, or a benefit is received from NorthEast Community Bank, the same payment or benefit will not be paid or received from NorthEast Community Bancorp, Inc.

Change in Control Agreements

NorthEast Community Bancorp and NorthEast Community Bank have entered into change in control agreements with Donald S. Hom and certain other key executives. Mr. Hom’s change in control agreement has a two-year term, subject to renewal by the board of directors for an additional year beyond the then current expiration date. If, within twenty-four months following a change in control of NorthEast Community Bank or NorthEast Community Bancorp, Inc., either party or their successors terminates Mr. Hom’s employment for reasons other than for cause, or if Mr. Hom voluntarily resigns upon the occurrence of circumstances specified in the agreement, Mr. Hom will receive a severance payment under the agreement. Mr. Hom’s severance benefit under his change in control agreement will be equal to two times the sum of his base salary and most recent bonus earned at the time of his termination of employment. In addition to the cash severance payment, Mr. Hom would be reimbursed for the amount equal to the monthly COBRA premium paid by him for such coverage less the active employee premium for such coverage. The change in control agreement limits payments made to Mr. Hom in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G of the Internal Revenue Code.

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Retirement Benefits

NorthEast Community Bank Employee Stock Ownership Plan. The ESOP is a tax-qualified defined contribution plan for all employees of NorthEast Community Bank who are 18 years of age or older and have completed one year of service with NorthEast Community Bank. Eligible employees can begin participation in the ESOP on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the ESOP eligibility requirements. All named executive officers participate in the ESOP.

In 2006, in connection with the Company’s public minority stock offering, the ESOP borrowed funds from NorthEast Community Bancorp pursuant to a loan and used those funds to purchase 518,420 shares of common stock for the ESOP in connection with the offering (the “2006 ESOP Loan”), which has an interest rate of 8.25%, a term that ends in 2025 and which had a balance of $1.7 million at December 31, 2021. In connection with the completion of the second-step conversion offering on July 12, 2021, the ESOP purchased an additional 782,726 shares of NorthEast Community Bancorp’s common stock. The ESOP funded its purchase with a loan from the Company in the amount of $7.8 million (“2021 ESOP Loan”). The loan will be repaid principally through NorthEast Community Bank’s contribution to the Employee Stock Ownership Plan and dividends payable on common stock held by the Employee Stock Ownership Plan over the 15-year term of the loan. The interest rate for the 2021 ESOP loan is 3.25% and the balance of that loan was $7.3 million at December 31, 2021. All shares of the Company’s common stock held by the ESOP prior to the completion of the second step offering and conversion on July 12, 2021 were automatically converted to shares of NorthEast Community Bancorp common stock pursuant to the exchange ratio of 1.3400.

All shares purchased by the trustees on behalf of ESOP will be held in a loan suspense account. Shares will be released from the loan suspense account on a pro rata basis, as NorthEast Community Bank will make contributions to the ESOP sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of compensation. Participants vest ratably in their ESOP benefits over a six-year period. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.

The ESOP permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, NorthEast Community Bank will record compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to each participant’s account. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in our earnings.

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NorthEast Community Bank 401(k) Retirement Savings Plan (“401(k) Plan”). The 401(k) Plan is a tax-qualified defined contribution plan for all employees of NorthEast Community Bank who are 18 years of age or older and completed one year of service with NorthEast Community Bank. All named executive officers are eligible to participate in the 401(k) Plan. Eligible employees may contribute to the plan on a pre-tax basis, subject to limitations imposed by the Internal Revenue Code. For 2021, the limit is $19,500; provided, however, that participants over age 50 may contribute an additional $6,500 in “catch-up” contributions to the plan. Under the plan, NorthEast Community Bank may make discretionary matching contributions of 100% of the amount deferred, up to a maximum of 5% of each participant’s compensation, to the accounts of all participants, as well as discretionary profit-sharing contributions to the accounts of participants who are employed on the last day of the year and have completed at least 1,000 hours of service during the year. Northeast Community Bank provided no matching contributions in 2021.

Participants are always 100% percent vested in their salary deferrals; participants vest in NorthEast Community Bank’s matching and profit-sharing contributions at the rate of 20% per year following completion of their first year of service.

Supplemental Executive Retirement Plan. NorthEast Community Bank maintains a supplemental executive retirement plan that provides for the payment of supplemental retirement benefits to Kenneth Martinek and Jose Collazo upon their termination of employment on or after the normal retirement age of 65. The normal retirement benefit under the supplemental executive retirement plan equals 50% of the executive’s average base salary over the three-year period preceding termination of employment. Upon retirement on or after attaining age 60 and completing a minimum of 20 years of service, the executive is eligible to receive an early retirement benefit equal to the normal retirement benefit, reduced by 0.25% for each month by which the executive’s age at termination is less than age 65. No benefit is payable under the supplemental executive retirement plan upon termination of employment prior to age 60, unless the termination is due to death, disability, or a change in control, as discussed below. Upon early or normal retirement, the executive receives the annual retirement benefit in equal monthly installments for the greater of the executive’s lifetime or 15 years immediately following the participant’s normal or early retirement or, in the case of disability, commencing at age 65. If a participant dies while receiving benefits under the plan, the executive’s beneficiary continues to receive any remaining installment payments (up to 15) due from the plan. If the executive dies while actively employed, his beneficiary receives an actuarially equivalent lump sum calculated as if the executive had attained normal retirement age immediately prior to death. If the executive has attained age 65 or is eligible for an early retirement benefit, he receives the applicable benefit upon termination of employment due to disability. If the executive is not eligible for an early or normal retirement benefit, the disability benefit under the plan is calculated as if the executive attained normal retirement age immediately prior to termination of employment. Upon termination of employment in connection with a change in control, the executive will receive a lump sum payment that is actuarially equivalent to the normal retirement benefit, calculated as of the date of termination and without regard to the participant’s age at termination. No benefits are payable under the supplemental executive retirement plan upon a participant’s termination for cause (as defined in the plan).

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Director Compensation

Name	Fees Earned or Paid in Cash	Nonqualifed Deferred Compensation Earnings	All Other Compensation	Total
Diane B. Cavanaugh	$54,400	$—	$—	$54,400
Charles M. Cirillo	73,900	—	—	73,900
Eugene M. Magier	53,400	—	—	53,400
John F. McKenzie	54,400	—	—	54,400
Kevin P. O’Malley	48,400	—	—	48,400
Kenneth H. Thomas	52,400	—	—	52,400

Director Board Fees. Each director of NorthEast Community Bank also serves on the boards of directors of NorthEast Community Bancorp and NorthEast Community Bancorp, MHC. Each non-employee director of NorthEast Community Bank receives a $4,125 quarterly retainer plus $1,525 per meeting attended. Non-employee directors also receive a $750 quarterly retainer plus $750 per meeting attended for their service on the board of directors of NorthEast Community Bancorp, $500 per meeting attended for service on the Compensation, Nominating/Corporate Governance and Director BSA Committees of the board of directors of NorthEast Community Bancorp, and $1,000 per meeting attended for service on the Audit Committee and the Strategic Planning Committee. In addition, the Chairperson of the Audit Committee receives a $4,000 quarterly retainer and the Chairpersons of the Compensation and Nominating/Corporate Governance Committee each receive a $1,250 quarterly retainer. In 2022, NorthEast Community Bank determined to discontinue the Director BSA Committee.

Directors’ Deferred Compensation Plan. NorthEast Community Bank has a deferred compensation plan for directors of NorthEast Community Bank. Directors may elect on or before December 31st each year to defer all or part of their fees earned during the following year into the plan. NorthEast Community Bank credits fee deferrals with interest annually based on the prevailing rate on its 60-month certificate of deposit. Directors remain fully vested at all times in the fees deferred under the plan and the interest credited on their deferrals. Distributions from the plan are made in cash and may commence on a specified payment date or pursuant to a fixed payment schedule elected by the director. Generally, directors may receive distributions from the deferred compensation plan only following their separation from service, disability or death, upon a change in control, or upon the occurrence of an unforeseeable emergency. Each participating director may designate a beneficiary to receive payment of any amounts due from the plan upon the director’s death.

Outside Director Retirement Plan. NorthEast Community Bank maintains the NorthEast Community Bank Outside Director Retirement Plan to provide non-employee directors with long standing service with a supplemental retirement benefit. All current non-employee directors are participants in the plan.

Participating directors are entitled to receive a retirement benefit calculated based on years of service and director fees paid during the 12 completed calendar months preceding a director’s termination of service multiplied by a vesting percentage. Participating directors with less than 10 years of service will receive no benefit under the plan. Participating directors with 10 years but less than 15 years of service will receive a benefit based on 50% of the total directors’ fees paid during the 12 completed calendar months preceding the director’s termination. Participating directors with 15 years but less than 20 years will receive 75% of the total directors’ fees paid during the 12 completed calendar months preceding the director’s termination. Participating directors with 20 or more years of service will receive a benefit calculated using 100% of the director fees paid during the 12 months preceding the directors termination. Participating directors vest in their retirement benefit at a rate of 20% per year for years of service after January 1, 2006. The annual director retirement benefit is generally paid monthly over a 120-month period following the month in which a director terminates his service on the Board of Directors.

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In the event a participating director dies while in pay status, the director’s beneficiary will receive his or her remaining installments beginning in the month immediately following the director’s death. In the event a participating director is terminated in connection with a change in control (as defined in the plan), the director will receive a lump sum payment equal to the actuarial equivalent of the director’s monthly benefit. In the event a participating director is removed from the board of directors for cause, the director will forfeit all rights and benefits under the plan.

Stock-Based Deferral Plan. In 2021, the Company established a stock-based deferral plan for certain eligible officers and directors. Under the terms of the stock-based deferral plan, participants were permitted to make a one-time election to transfer all or a portion of their account balances from the director plans into the stock-based deferral plan to purchase common stock in the Company’s second stop conversion offering. The stock-based deferral plan also permitted eligible officers and members of the board to make an election within 30 days of the effective date of the plan to defer future compensation into the plan and invest the deferrals in NorthEast Community Bancorp, Inc. common stock.

Stock Ownership

The following table provides information as of April 6, 2022 about the persons known to NorthEast Community Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
M3 Partners, LLC, M3 Partners, LP, and M3F, Inc.; Jason Stock; and William Waller (2) 10 Exchange Place, Suite 510 Salt Lake City, UT 84111	1,420,840	8.68

NorthEast Community Bank Employee Stock Ownership Plan (“ESOP”)	1,371,040	8.37

(1)	Based on 16,377,936 shares of NorthEast Community Bancorp common stock outstanding and entitled to vote as of April 6, 2022.

(2)	Based on a Schedule 13G/A filed by M3 Partners LLC with the SEC on February 14, 2022.

The following table provides information as of April 6, 2022 about the shares of NorthEast Community Bancorp common stock that may be considered to be beneficially owned by each director and executive officer of NorthEast Community Bancorp, and by all directors and executive officers of NorthEast Community Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

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The following table provides information as of April 6, 2022 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those named executive officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of April 6, 2022, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 1.79% of our outstanding shares.

Name	Number of Shares Owned (1)
Directors:

Diane B. Cavanaugh	920
Charles M. Cirillo	3,713
Jose M. Collazo	45,143	(2)
Eugene M. Magier	14,060	(3)
Charles A. Martinek	21,267
Kenneth A. Martinek	131,096	(4)
John F. McKenzie	17,150	(5)
Kevin P. O’Malley	13,842	(6)
Kenneth H. Thomas	25,000	(7)

Executive Officers Who are Not Directors:

Donald S. Hom	20,623

All directors and executive officers as a group (10) persons	292,813

(1)	This column includes the following:

Name	Shares Allocated under the NorthEast Community Bank ESOP	Shares Held in the NorthEast Community Bank 401(k) Retirement Savings Plan
Jose M. Collazo	23,355	3,181
Donald S. Hom	17,623	—
Charles A. Martinek	15,104	6,021
Kenneth A. Martinek	35,515	65,151

(2)	Includes 9,668 shares held by the ESOP of Mr. Collazo’s spouse and 5,870 shares held by the 401(k) Plan of Mr. Collazo’s spouse.

(3)	Includes 3,546 shares held by Mr. Magier’s spouse.

(4)	Includes 10,430 shares held by the ESOP of Mr. Martinek’s spouse.

(5)	Includes 3,450 shares held by Mr. McKenzie’s spouse.

(6)	Includes 10,160 shares held by Mr. O’Malley’s Stock-Based Deferral Plan and 38 shares which were purchased by Mr. O’Malley under a dividend reinvestment plan sponsored by a broker-dealer.

(7)	Includes 495 shares held by Mr. Thomas’ spouse.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Delinquent Section 16(a) Reports. Based solely on its review of the copies of the reports it has received, and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2021, except for: (i) Mr. McKenzie who filed a Form 4 on July 14, 2021 which omitted a holding; and (ii) Mr. O’Malley, whose initial Form 4 which was filed on July 14, 2021 inadvertently underreported the number of shares held by him and who failed to file a Form 4 for the purchase of common stock on November 8, 2021 made under a dividend reinvestment plan sponsored by a broker-dealer. An amended Form 4/A was filed on January 19, 2022 by Mr. McKenzie, which corrected his prior Form 4. Mr. O’Malley filed a late Form 4 on April 12, 2022 to report the purchases that were made under the broker-dealer sponsored dividend reinvestment plan in November 2021 and on that same date filed an amended Form 4/A to correct his initial Form 4 filing.

OTHER INFORMATION

Policies And Procedures for Approval of Related Person Transactions

The Board has adopted a written policy and set of procedures for the review, approval or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. Under the policy, related persons consist of directors, director nominees, executive officers, persons, or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements, or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

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•	any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Transactions With Related Persons

The Sarbanes-Oxley Act generally prohibits loans by the Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

In accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Chairman and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (ii) the ownership of more than 1% of the outstanding securities (or that represents more than 5% of the total assets of the employee and/or family member) of any business entity that does business with or is in competition with the Company.

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NorthEast Community Bank had no loans to related parties at December 31, 2021.

Other Transactions. Kevin P. O’Malley is an attorney with Kevin P. O’Malley, P.c., a law firm that provides construction loan closing services to borrowers of NorthEast Community Bank who choose to use his law firm for these services. During the fiscal year ended December 31, 2021, construction loan borrowers of NorthEast Community Bank paid $779,687 in legal fees to Mr. O’Malley’s law firm in connection with the closing of construction loans. Mr. O’Malley’s law firm also provided legal services to NorthEast Community Bank in 2021 for which his law firm received legal fees of $22,025.

Stockholder Agreement

On August 27, 2020, NorthEast Community Bancorp, NorthEast Community Bancorp, NorthEast Community Bancorp, MHC and NorthEast Community Bank entered into a written agreement with Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P. and Joseph Stillwell (collectively, “The Stilwell Group”).

Under the agreement, following completion of the second-step conversion through August 27, 2025 (the “effective period”), The Stilwell Group has agreed to vote all shares of NorthEast Community Bancorp, Inc. beneficially owned by The Stilwell Group: (i) in favor of the nominees for election as directors of NorthEast Community Bancorp, Inc. selected by the board of directors of NorthEast Community Bancorp, Inc.; and (ii) in accordance with the recommendations of our board of directors on all proposals at any meeting of our stockholders, including in favor of any future stock incentive plan submitted to stockholders for approval.

The stockholder agreement further provides that during the effective period, The Stilwell Group may not, without our prior written consent, directly or indirectly, sell, transfer or otherwise dispose of any block of shares of common stock of NorthEast Community Bancorp, Inc. to any person that The Group believes, after reasonable inquiry, would be the beneficial owns after such sale or transfer of more than 5.0% of the outstanding shares of NorthEast Community Bancorp, Inc.

During the effective period, The Stilwell Group has also agreed, among other things, not to: (i) solicit proxies in opposition to any recommendation or proposals of Northeast Community Bancorp, Inc.’s board of directors; (ii) initiate or solicit stockholders proposals or seek to place any representatives on Northeast Community Bancorp, Inc.’s board of directors; (iii) nominate or encourage for the election as director of Northeast Community Bancorp, Inc. any person who is not approved for nomination by the board of directors of Northeast Community Bancorp, Inc.; (iv) vote for any nominee or nominees for election to the board of directors of Northeast Community Bancorp, Inc. other than those nominated or supported by Northeast Community Bancorp, Inc.’s board of directors; (v) propose or seek to effect a merger or sale of Northeast Community Bancorp, Inc. or NorthEast Community Bank; (vi) seek to exercise any control or influence over the management of NorthEast Community Bancorp, Inc. or NorthEast Community Bank; or (vii) initiate or participate in any litigation against NorthEast Community Bancorp, Inc. or NorthEast Community Bank.

The Stillwell Group previously reported to the Company that they held 976,886 shares of NorthEast Community, Inc. common stock, which was converted into 1,309,027 shares of Company common stock based on the 1.3400 exchange ratio for the Company’s second-step conversion offering that was completed in July 2021. However, based on a review of Schedule 13D and Schedule 13G filings required to be made with the U.S. Securities and Exchange Commission as of the April 6, 2022 record date, the Company believes that The Stillwell Group currently beneficially owns less than 5% of the Company’s outstanding shares of common stock.

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Stockholder Proposals and Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 20, 2022. If next year’s annual meeting is held on a date more than 30 calendar days from May 26, 2023, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

NorthEast Community Bancorp’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

Additionally, to comply with the universal proxy rules (once effective) for our 2023 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 27, 2023.

Stockholder Communications

NorthEast Community Bancorp encourages stockholder communications to the board of directors and/or individual directors. Stockholders who wish to communicate with the board of directors or an individual director should send their communications to the care of Anne Stevenson-DeBlasi, Corporate Secretary, 325 Hamilton Avenue, White Plains, New York 10601. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

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NorthEast Community Bancorp will pay the cost of this proxy solicitation. NorthEast Community Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of NorthEast Community Bancorp. Additionally, directors, officers and other employees of NorthEast Community Bancorp may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

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NORTHEAST COMMUNITY BANCORP, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  1. Election of Directors (Three-Year Terms) 2. Ratification of independent registered public accounting firm for the year ending December 31, 2022. Signature_________________________________Signature, if held jointly__________________________________Date___________, 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate of ficer, please give title as such. Please mark your votes like this X FOR AGAINST ABSTAIN INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/necb/2022 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 25, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK    EASY PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. CONTROL NUMBER FOR all nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees (1) Kenneth A. Martinek listed to the left) (2) Charles M. Cirillo (3) Eugene M. Magier (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  NORTHEAST COMMUNITY BANCORP, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Anne DeBlasi and Jose Collazo, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NorthEast Community Bancorp, Inc. held of record by the undersigned at the close of business on April 6, 2022 at the Annual Meeting of Stockholders of NorthEast Community Bancorp, Inc. to be held on May 26, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Internet Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/necb/2022

Dear 401(k) Plan Participant: On behalf of the Board of Directors of NorthEast Community Bancorp, Inc. (the “Company”), I am forwarding you the attached green voting instruction card provided for the purpose of conveying your voting instructions to Fidelity Management Trust Company (the “Trustee”) of the NorthEast Community Bank 401(k) Retirement Savings Plan (the “401(k) Plan”), on the proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on May 26, 2022. Also enclosed is a Notice of 2022 Annual Meeting, Proxy Statement and 2021 Annual Report. As a holder of the Company’s common stock (“Common Stock”) through the 401(k) Plan, you are entitled to direct the Trustee how to vote the shares of Common Stock credited to your account as of April 6, 2022, the record date for the Annual Meeting. If your voting instructions are not received by May 19, 2022, the shares of Common Stock held in your 401(k) Plan account will not be voted at the Annual Meeting. Please complete, sign and return the enclosed green voting instruction card in the postage paid envelope provided by Continental Stock Transfer and Trust no later than May 19, 2022. Continental Stock Transfer and Trust will tabulate participant voting instructions and forward them to the Trustee who will vote the shares held in the 401(k) Plan Trust as directed by participants. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or NorthEast Community Bank. As an employee of NorthEast Community Bank you may participate in more than one stock-based benefit plan. Please submit your voting instructions for all of the plans. Sincerely, Kenneth A. Martinek Chairman and Chief Executive Officer

NORTHEAST COMMUNITY BANCORP, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  1. Election of Directors (Three-Year Terms) 2. Ratification of independent registered public accounting firm for the year ending December 31, 2022. Signature_________________________________Signature, if held jointly__________________________________Date___________, 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate of ficer, please give title as such. Please mark your votes like this X FOR AGAINST ABSTAIN INTERNET www.cstproxyvote.com Use the Internet to submit your vote instructions. Have this 401(k) Plan Vote Authorization Form available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/necb/2022 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number 401(k) Plan Vote Authorization Form and vote your shares. MAIL – Mark, sign and date your 401(k) Plan Vote Authorization Form and return it in the postage-paid envelope provided. Your Mobile or Internet vote authorizes the 401(k) Trustee to vote your shares in the same manner as if you marked, signed and returned your 401(k) Vote Authorization Form. Instructions submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK    EASY 401(k) VOTE AUTHORIZATION FORM THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. CONTROL NUMBER FOR all nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees (1) Kenneth A. Martinek listed to the left) (2) Charles M. Cirillo (3) Eugene M. Magier (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  NORTHEAST COMMUNITY BANCORP, INC. The undersigned is a participant in the NorthEast Community Bank 401(k) Retirement Savings Plan (the “401(k) Plan”) with shares of common stock of NorthEast Community Bancorp, Inc. (the “Company”) allocated to the undersigned’s 401(k) Plan account as of April 6, 2022. The undersigned hereby directs the 401(k) Plan Trustee to vote the shares of Company common stocks deemed allocated to the undersigned’s account, for which the undersigned is entitled to direct the 401(k) Plan Trustee to vote at the Annual Meeting of Stockholders to be held on May 26, 2022, or at any adjournment thereof. If this form is not returned in a timely manner, the shares of common stock allocated to the participant’s 401(k) Plan account will be voted in the same proportion as shares for which the 401(k) Plan Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, shares will be voted by the 401(k) Plan Trustee in the manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Board of Directors knows of no other business to be brought before the Annual Meeting. THIS 401(K) PLAN VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE 401(K) PLAN VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE 401(K) PLAN TRUSTEE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS 401(K) PLAN VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF 401(K) PLAN TRUSTEE. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Internet Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/necb/2022 401(K) PLAN VOTE AUTHORIZATION FORM THIS 401(K) PLAN VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE 401(K) PLAN TRUSTEE

Dear ESOP Participant: On behalf of the Board of Directors of NorthEast Community Bancorp, Inc. (the “Company”), I am forwarding you the attached blue voting instruction card provided for the purpose of conveying your voting instructions to GreatBanc Trust Company (the “Trustee”) for the NorthEast Community Bank Employee Stock Ownership Plan, as amended and restated (the “ESOP”) on the proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on May 26, 2022. Also enclosed is a Notice of 2022 Annual Meeting, Proxy Statement and 2021 Annual Report. As a participant in the ESOP, you are entitled to vote all shares of Company common stock (“Common Stock”) allocated to your account as of April 6, 2022, the record date for the Annual Meeting. All allocated shares of Common Stock will be voted as directed by participants, so long as participant instructions are received on or before May 19, 2022. If you do not direct the Trustee as to how to vote the shares of Common Stock allocated to your ESOP account, or your voting instructions are not received by May 19, 2022, the Trustee will vote your shares in a manner calculated to most accurately reflect the voting instructions it receives from other ESOP participants, subject to its fiduciary duties. Please complete, sign and return the enclosed blue voting instruction card in the postage paid envelope provided by Continental Stock Transfer and Trust no later than May 19, 2022. Continental Stock Transfer and Trust will tabulate participant voting instructions and forward them to the Trustee who will vote all of the shares held in the ESOP Trust. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or NorthEast Community Bank. As an employee of NorthEast Community Bank you may participate in more than one stock-based benefit plan. Please submit your voting instructions for all of the plans. Sincerely, Kenneth A. Martinek Chairman and Chief Executive Officer 001CSN43C4

NORTHEAST COMMUNITY BANCORP, INC.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  1. Election of Directors (Three-Year Terms) 2. Ratification of independent registered public accounting firm for the year ending December 31, 2022. Signature_________________________________Signature, if held jointly__________________________________Date___________, 2022 Note: Please sign exactly as name appears on this ESOP Vote Authorization Form. Please mark your votes like this X FOR AGAINST ABSTAIN INTERNET www.cstproxyvote.com Use the Internet to submit your vote instructions. Have this ESOP Vote Authorization Form available when you access the above website. Follow the prompts to submit your vote instructions.. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/necb/2022 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number ESOP Plan Vote Authorization Form and vote your shares. MAIL – Mark, sign and date this ESOP Vote Authorization Form and return it in the postage-paid envelope provided. Your phone or Internet vote instructions authorize the ESOP Trustee to vote your shares in the same manner as if you marked, signed and returned this ESOP Vote Authorization Form. Vote instructions submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet, Smartphone or Tablet - QUICK    EASY ESOP VOTE AUTHORIZATION FORM THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. CONTROL NUMBER FOR all nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees (1) Kenneth A. Martinek listed to the left) (2) Charles M. Cirillo (3) Eugene M. Magier (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) PLEASE DO NOT RETURN THE ESOP VOTE AUTHORIZATION FORM IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  NORTHEAST COMMUNITY BANCORP, INC. Important Notice Regarding the Internet Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/necb/2022 ESOP VOTE AUTHORIZATION FORM THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE ESOP TRUSTEE The undersigned hereby directs the trustee for the NorthEast Community Bank Employee Stock Ownership Plan (the “ESOP”) to vote the shares of NorthEast Community Bancorp, Inc. (the “Company”) common stock allocated to the undersigned’s ESOP account at the Annual Meeting of Stockholders to be held on May 26, 2022 or at any adjournment thereof. If this form is not returned in a timely manner, the shares of common stock allocated to the participant’s ESOP account will be voted in the same proportion as shares for which the ESOP Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. If any other business is brought before the Annual Meeting, shares will be voted by the ESOP Trustee in the manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the ESOP Trustee knows of no other business to be brought before the Annual Meeting. THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE ESOP TRUSTEE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED ON BEHALF OF THE ESOP TRUSTEE. (Continued, and to be marked, dated and signed, on the other side)